UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

July 20, 2007

1st CENTENNIAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

California	000-29105	91-1995265
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

218 East State Street, Redlands, California 92373

(Address of Principal Executive Offices) (Zip Code)

(909) 798-3611

(Registrant’s Telephone Number including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Certain Officers

Effective July 20, 2007, 1st Centennial Bank (the “Bank”), a wholly-owned subsidiary of 1st Centennial Bancorp (the “Company”), entered into a Director Deferred Compensation Plan with each of the following non-employee directors: James R. Appleton, Bruce J. Bartells, Carole H. Beswick, Larry Jacinto, Ronald J. Jeffrey, William A. McCalmon, Patrick J. Meyer, Stanley C. Weisser and Douglas F. Welebir. These agreements provide for payments of $25,000 per year for ten years to each of the named directors (or designated beneficiaries) at the earlier of age 73 or after 5 years from July 20, 2007. It is expected that the expense accruals associated with the agreements discussed herein will be entirely offset by earnings on the purchase of $2.417 million in single premium life insurance, although no assurance can be made in that regard.

The terms and conditions of each of such non-employee directors’ agreements are identical, and one sample agreement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Sample Agreement Entered into with Each Non-Employee Director Effective July 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 20, 2007		1st CENTENNIAL BANCORP

	By:	/s/ Beth Sanders
Beth Sanders,
Executive Vice President
Chief Financial Officer
(Principal Accounting Officer, and officer authorized to sign on behalf of registrant)